UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2010

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2010, Qwest Communications International Inc. (“Qwest” or “we” or “us” or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CenturyTel, Inc., a Louisiana corporation (“CenturyLink”), and SB44 Acquisition Company, a Delaware corporation and wholly owned subsidiary of CenturyLink (“Merger Sub”).

The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into Qwest (the “Merger”).  As a result of the Merger, the separate corporate existence of Merger Sub will cease and Qwest will continue as a wholly owned subsidiary of CenturyLink.  The Boards of Directors of each of Qwest and CenturyLink have approved the Merger.

Under the Merger Agreement, at the effective time of the Merger, each share of Qwest common stock will be converted into the right to receive 0.1664 shares of CenturyLink common stock (the “Merger Consideration”).  No fractional shares of CenturyLink common stock will be issued in the Merger, and Qwest stockholders will receive cash in lieu of any fractional shares.  Based on the closing market price of CenturyLink common stock on April 21, 2010, the Merger Consideration has a value equal to $6.02.  It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

Following the closing of the Merger, CenturyLink will take all necessary action to cause four members of Qwest’s current Board of Directors (including Qwest’s Chairman and Chief Executive Officer, Edward A. Mueller) to be appointed to CenturyLink’s Board of Directors.

The Merger is subject to the approval of the stockholders of Qwest and shareholders of CenturyLink and other customary closing conditions including among other things:

•                  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•                  the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) covering the shares of CenturyLink common stock to be issued in the Merger;

•                  the approval of the listing on the New York Stock Exchange of the shares of CenturyLink common stock to be issued in the Merger;

•                  the authorization required to be obtained from the Federal Communications Commission and from state public service or public utility commissions or other similar state regulatory bodies; and

•                  the absence of litigation by any governmental entity seeking to prohibit the Merger or limiting CenturyLink’s ability to control Qwest following the closing or that could otherwise have a material adverse effect on the parties.

For each of Qwest and CenturyLink, the obligation to close the Merger is also subject to:

•                  the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Merger Agreement; and

•                  the absence of any material adverse effect on the other party.

Qwest and CenturyLink have agreed to customary representations, warranties and covenants in the Merger Agreement.  The Merger Agreement contains certain termination rights for each of Qwest and CenturyLink, including in the event that (i) the Merger is not consummated on or before April 21, 2011 (subject to extension if both Qwest’s stockholders and CenturyLink’s shareholders have approved the Merger but certain other conditions have not been met), (ii) Qwest’s stockholders do not adopt the Merger Agreement or (iii) CenturyLink’s shareholders do not approve the issuance of the Merger Consideration.

The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Qwest may be obligated to pay CenturyLink a termination fee of $350 million and CenturyLink may be obligated to pay Qwest a termination fee of $350 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 8.01. Other Events.

On April 22, 2010, Qwest and CenturyLink issued a press release announcing that they had entered into the Merger Agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 21, 2010, by and among Qwest Communications International Inc., CenturyTel, Inc. and SB44 Acquisition Company.

99.1	Press Release dated April 22, 2010.

Cautionary Statement

We have included with this filing a copy of the Merger Agreement to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the parties or any of their respective affiliates.

Important Information for Investors and Stockholders

In connection with the proposed transaction, CenturyLink will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of CenturyLink and Qwest that also constitute a prospectus of CenturyLink, and will be sent to the stockholders of Qwest. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, because they will contain important information about Qwest, CenturyLink and the proposed transaction. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Qwest upon written request to Qwest Communications International Inc., 1801 California Street, 51st floor, Denver, Colorado 80202, Attention: Shareowner Relations or by calling 1-800-567-7296, or from CenturyLink, upon written request to CenturyLink, 100 CenturyTel Drive, Monroe, Louisiana, 71203, Attention: Corporate Secretary. Qwest, CenturyLink and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Qwest may be found in its 2009 Annual Report on Form 10-K filed with the SEC on February 16, 2010, and in its definitive proxy statement relating to its 2010 Annual Meeting of Stockholders filed with the SEC on March 17, 2010. Information about the directors and executive officers of CenturyLink may be found in its 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on April 7, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements regarding the expected timing and benefits of the acquisition such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Qwest’s operations into CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the ability of the combined company to effectively adjust to changes in the communications industry and to successfully introduce new product or service offerings on a timely and cost-effective basis; any adverse developments in commercial disputes or legal proceedings; the ability of the combined company to utilize net operating losses in amounts projected; changes in our future cash requirements; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Qwest’s reports filed with the SEC.  There can be no assurance that the proposed acquisition will in fact be consummated.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the acquisition or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Unless legally required, CenturyLink and Qwest undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE:	April 22, 2010	By:	/s/ Stephen E. Brilz
		Name:	Stephen E. Brilz
		Title:	Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 21, 2010, by and among Qwest Communications International Inc., CenturyTel, Inc. and SB44 Acquisition Company.

99.1	Press Release dated April 22, 2010.